Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces Fourth Quarter and Year End 2017 Results

Newton, MA (March 21, 2018).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter and year ended December 31, 2017.

Financial Results for the quarter ended December 31, 2017:

▪
Senior living revenue for the fourth quarter of 2017 decreased 0.6% to $279.2 million from $281.0 million for the same period in 2016, primarily due to an estimated $0.9 million revenue reserve recorded in the fourth quarter of 2017 in connection with the previously disclosed 2017 Medicare compliance assessment, or the 2017 Compliance Assessment, at one of Five Star's skilled nursing facilities, or SNFs, and a decrease in occupancy, partially offset by an increase in average monthly rates to residents who pay privately for services. Management fee revenue for the fourth quarter of 2017 increased 4.5% to $3.5 million from $3.4 million for the same period in 2016, primarily due to an increase in the number of managed communities compared to the same period in 2016.

▪
Net loss for the fourth quarter of 2017 was $1.0 million, or $0.02 per diluted share, compared to net loss of $5.6 million, or $0.11 per diluted share, for the same period in 2016.  Net loss for the fourth quarter of 2017 included a gain on sale of senior living communities of $7.3 million, or $0.15 per diluted share, in connection with the sale of two senior living communities in December 2017 pursuant to a transaction agreement Five Star entered with Senior Housing Properties Trust (Nasdaq: SNH), or the 2017 Transaction Agreement. Net loss for the fourth quarter of 2017 also included a benefit from income taxes of $3.2 million, or $0.07 per diluted share, resulting primarily from Five Star’s monetization of alternative minimum tax credits, $1.5 million, or $0.03 per diluted share, for estimated revenue reserve, penalties and fees related to the 2017 Compliance Assessment, and $1.6 million, or $0.03 per diluted share, related to long lived asset impairment Five Star recorded to reduce the carrying value of one senior living community classified as held for sale to its estimated fair value less costs to sell. Net loss for the fourth quarter of 2016 included a benefit from income taxes of $0.5 million, or $0.01 per diluted share, related to a reduction of previously accrued estimated state tax expense.

▪
Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2017 was $5.8 million compared to $3.5 million for the same period in 2016. EBITDA excluding certain items noted in the supplemental information provided below, or Adjusted EBITDA, was $2.1 million and $3.5 million for the fourth quarters of 2017 and 2016, respectively. A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended December 31, 2017 and 2016 appears later in this press release.

Operating Results for the quarter ended December 31, 2017:

▪	Occupancy at owned and leased senior living communities for the fourth quarter of 2017 was 82.6% compared to 83.9% for the same period in 2016.

▪	The average monthly rate at owned and leased senior living communities for the fourth quarter of 2017 increased 0.3% to $4,653 from $4,639 for the same period in 2016.

▪
The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the fourth quarter of 2017 was 77.7% compared to 77.6% for the same period in 2016.

Financial Results for the year ended December 31, 2017:

▪
Senior living revenue of $1.12 billion for the year ended December 31, 2017 had a slight decrease of 0.1% from 2016. This slight decrease in senior living revenue is primarily a result of an estimated $0.9 million revenue reserve recorded in the fourth quarter of 2017 in connection with the 2017 Compliance Assessment, a decrease in occupancy and a $1.0 million reversal of revenue reserves during 2016 as a result of the final settlement amount in 2016 of the previously disclosed 2014 Medicare compliance assessment, or the 2014 Compliance Assessment, at one of Five Star's SNFs, partially offset by an increase for 2017 in average monthly rates to residents who pay privately for services. Management fee revenue for the year ended December 31, 2017 increased by 14.0% to $14.1 million from $12.4 million for 2016. The increase in management fee revenue was primarily due to an increase in the number of managed communities during 2017 compared to 2016 and the modifications to the calculations of management fees under Five Star's management arrangements with SNH that became effective on July 1, 2016.

▪
Net loss for the year ended December 31, 2017 was $20.9 million, or $0.42 per diluted share, compared to net loss of $21.8 million, or $0.45 per diluted share, for 2016. Net loss for the year ended December 31, 2017 included a gain on sale of senior living communities of $7.3 million, or $0.15 per diluted share, in connection with the sale of two senior living communities in December 2017 pursuant to the 2017 Transaction Agreement, a benefit from income taxes of $4.5 million, or $0.09 per diluted share, resulting primarily from Five Star’s monetization of alternative minimum tax credits, $1.5 million, or $0.03 per diluted share, for estimated revenue reserve, penalties and fees related to the 2017 Compliance Assessment, and $2.1 million, or $0.04 per diluted share, primarily related to long lived asset impairment Five Star recorded to reduce the carrying value of one senior living community classified as held for sale to its estimated fair value less costs to sell. Net loss for the year ended December 31, 2016 included a $1.5 million, or $0.03 per diluted share, reversal of revenue reserves and accrued liability for estimated penalties related to the 2014 Compliance Assessment and a provision for income taxes of $2.4 million, or $0.05 per diluted share, resulting primarily from state tax expense.

▪
EBITDA for the year ended December 31, 2017 was $16.3 million compared to $22.3 million for 2016. Adjusted EBITDA was $12.1 million and $22.8 million for the years ended December 31, 2017 and 2016, respectively. A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the years ended December 31, 2017 and 2016 appears later in this press release.

Other:

As previously disclosed, in November 2017, Five Star agreed to sell six senior living communities to SNH pursuant to the 2017 Transaction Agreement for an aggregate sales price of $104.4 million, including $2.4 million of mortgage debt principal that Five Star prepaid in December 2017 in connection with the sale of one of these communities and SNH's assumption of approximately $33.5 million of mortgage debt principal secured by certain of these senior living communities as of December 31, 2017, and excluding closing costs. In December 2017, Five Star sold two of these communities for an aggregate sales price of approximately $39.2 million, excluding closing costs. In January 2018, Five Star sold one of these communities for approximately $19.7 million, excluding closing costs. In February 2018, Five Star sold one of these communities for approximately $22.2 million, including SNH’s assumption of approximately $16.8 million of mortgage debt principal and excluding closing costs. In connection with these sales, Five Star entered management and pooling agreements with SNH to manage these senior living communities, and Five Star expects to enter additional management and pooling agreements with SNH concurrent with the sales of the remaining two communities. The closings of the sales of the remaining two communities for an aggregate sales price of approximately $23.3 million, including SNH’s assumption of approximately $16.7 million of mortgage debt principal, are expected to occur as third party approvals are received by the end of the first half of 2018.

Conference Call:

On Wednesday, March 21, 2018, at 10:00 a.m. Eastern Time, President and Chief Executive Officer, Bruce Mackey, Chief Financial Officer and Treasurer, Richard Doyle, and Senior Vice President and Chief Operating Officer, Scott Herzig, will host a conference call to discuss Five Star's fourth quarter and full year 2017 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, March 28, 2018. To hear the replay, dial (412) 317-0088. The replay pass code is 10115722.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s fourth quarter 2017 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company.  As of December 31, 2017,  Five Star operated 283 senior living communities with 31,785 living units located in 32 states, including 213 communities (22,742 living units) that it owned or leased and 70 communities (9,043 living units) that it managed.  These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
FIVE STAR HAS AGREED TO SELL TWO SENIOR LIVING COMMUNITIES TO SNH FOR APPROXIMATELY $23.3 MILLION, INCLUDING SNH’S ASSUMPTION OF APPROXIMATELY $16.8 MILLION OF MORTGAGE DEBT, AND FIVE STAR EXPECTS TO ENTER MANAGEMENT AND POOLING AGREEMENTS WITH SNH FOR FIVE STAR TO MANAGE THESE SENIOR LIVING COMMUNITIES. THESE SALES ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE SALES AND ANY RELATED MANAGEMENT AND POOLING ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED BEYOND THE FIRST HALF OF 2018 OR THEIR TERMS MAY CHANGE.

•
DURING 2017, FIVE STAR RECOGNIZED $1.5 MILLION OF ESTIMATED REVENUE RESERVES, PENALTIES AND FEES RELATED TO THE 2017 COMPLIANCE ASSESSMENT. THE U.S. DEPARTMENT OF HEALTH AND HUMAN SERVICES OFFICE OF THE INSPECTOR GENERAL, OR THE OIG, HAS NOT AGREED TO THESE AMOUNTS AND WE HAVE NOT ENTERED A SETTLEMENT AGREEMENT WITH THE OIG REGARDING THIS MATTER. AS A RESULT, WE MAY INCUR, RECORD AND PAY LIABILITIES AND EXPENSES GREATER THAN THE AMOUNTS WE RECOGNIZED IN 2017 FOR THIS MATTER AND THOSE ADDITIONAL AMOUNTS COULD BE SIGNIFICANT.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS. FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Senior living revenue	$279,238	$280,980	$1,122,176	$1,123,258
Management fee revenue	3,549	3,395	14,080	12,350
Reimbursed costs incurred on behalf of managed communities	65,504	61,877	259,850	242,500
Total revenues	348,291	346,252	1,396,106	1,378,108
Operating expenses:
Senior living wages and benefits	137,965	138,669	551,102	553,310
Other senior living operating expenses	74,300	71,968	293,419	284,533
Costs incurred on behalf of managed communities	65,504	61,877	259,850	242,500
Rent expense	52,007	50,830	206,531	201,667
General and administrative expenses	18,479	19,298	75,212	73,516
Depreciation and amortization expense	9,152	9,205	38,192	38,052
Gain on sale of senior living communities	(7,258)	—	(7,258)	—
Long lived asset impairment	1,584	—	2,112	502
Total operating expenses	351,733	351,847	1,419,160	1,394,080

Operating loss	(3,442)	(5,595)	(23,054)	(15,972)

Interest, dividend and other income	206	218	765	984
Interest and other expense	(1,108)	(955)	(4,308)	(4,912)
Gain on early extinguishment of debt	—	—	143	—
Gain (loss) on sale of available for sale securities reclassified from accumulated other comprehensive income (loss)	57	(140)	408	107

Loss from continuing operations before income taxes and equity in earnings of an investee	(4,287)	(6,472)	(26,046)	(19,793)
Benefit from (provision for) income taxes	3,206	490	4,536	(2,351)
Equity in earnings of an investee	75	30	608	137
Loss from continuing operations	(1,006)	(5,952)	(20,902)	(22,007)
Income from discontinued operations, net of tax	—	325	—	194

Net loss	$(1,006)	$(5,627)	$(20,902)	$(21,813)

Weighted average shares outstanding—basic and diluted	49,215	48,807	49,204	48,815

Basic and diluted (loss) income per share from:
Continuing operations	$(0.02)	$(0.12)	$(0.42)	$(0.45)
Discontinued operations	—	0.01	—	—
Net loss per share—basic and diluted	$(0.02)	$(0.11)	$(0.42)	$(0.45)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$26,255	$16,608
Accounts receivable, net of allowance	38,673	38,324
Due from related persons	4,774	17,010
Investments in available for sale securities	22,524	24,081
Restricted cash	20,747	15,059
Prepaid expenses and other current assets	25,132	17,295
Assets held for sale	59,080	1,010
Total current assets	197,185	129,387

Property and equipment, net	251,504	351,929
Restricted cash	1,476	1,909
Restricted investments in available for sale securities	10,758	16,589
Equity investment of an investee and other long term assets	14,985	9,920
Total assets	$475,908	$509,734

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable and accrued expenses	74,734	68,453
Accrued compensation and benefits	37,893	35,939
Due to related persons	18,683	18,378
Accrued real estate taxes	11,801	12,784
Other current liabilities	40,750	37,432
Liabilities held for sale	34,781	7
Total current liabilities	218,642	172,993

Mortgage notes payable	7,872	58,494
Deferred gain on sale and leaseback transaction	66,087	72,695
Other long term liabilities	38,313	41,286
Shareholders’ equity	144,994	164,266
Total liabilities and shareholders’ equity	$475,908	$509,734

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(20,902)	$(21,813)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	38,192	38,052
Gain on sale of senior living communities	(7,258)	—
Gain on early extinguishment of debt	(298)	—
Income from discontinued operations before income tax	—	(194)
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income	(408)	(107)
Loss on disposal of property and equipment	277	121
Long lived asset impairment	2,112	502
Equity in earnings of an investee	(608)	(137)
Share based compensation	1,094	1,194
Provision for losses on receivables	4,697	4,033
Amortization of deferred gain on sale and leaseback transaction	(6,608)	(3,340)
Other non-cash income adjustments, net	703	(531)
Changes in assets and liabilities:
Accounts receivable	(5,046)	(4,528)
Prepaid expenses and other assets	(10,650)	521
Accounts payable and accrued expenses	6,306	(24,661)
Accrued compensation and benefits	1,954	3,812
Due from (to) related persons, net	11,439	(7,923)
Other current and long term liabilities	1,120	(8,454)
Cash provided by (used in) operating activities	16,116	(23,453)

Cash flows from investing activities:
Increase in restricted cash and investment accounts, net	(5,255)	(10,846)
Acquisition of property and equipment	(71,095)	(55,419)
Purchases of available for sale securities	(14,409)	(8,388)
Proceeds from sale of property and equipment	39,800	21,437
Proceeds from sale of land	750	—
Proceeds from sale of communities	39,076	112,350
Proceeds from sale of available for sale securities	22,382	17,905
Cash provided by investing activities	11,249	77,039

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	65,000	25,000
Repayments of borrowings on credit facilities	(65,000)	(75,000)
Repayments of mortgage notes payable	(16,766)	(1,260)
Payment of deferred financing fees	(1,889)	(300)
Payment of employee tax obligations on withheld shares	(66)	(86)
Cash used in financing activities	(18,721)	(51,646)

Cash flows from discontinued operations:
Net cash provided by operating activities	1,003	11
Net cash used in investing activities	—	(15)
Net cash flows provided by (used in) discontinued operations	1,003	(4)

Change in cash and cash equivalents	9,647	1,936
Cash and cash equivalents at beginning of period	16,608	14,672
Cash and cash equivalents at end of period	$26,255	$16,608

Supplemental cash flow information:
Cash paid for interest	$3,932	$4,855
Cash (received) paid for income taxes, net	$(1,399)	$3,213

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to income (loss) from continuing operations or net income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that income (loss) from continuing operations is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to loss from continuing operations for the three months and years ended December 31, 2017 and 2016.

	For the three months ended December 31,			For the year ended December 31,
	2017		2016	2017		2016
Loss from continuing operations	$(1,006)		$(5,952)	$(20,902)		$(22,007)
Add: interest and other expense	1,108		955	4,308		4,912
Add: (benefit from) provision for income taxes (1)	(3,206)		(490)	(4,536)		2,351
Add: depreciation and amortization expense	9,152		9,205	38,192		38,052
Less: interest, dividend and other income	(206)		(218)	(765)		(984)
EBITDA	5,842		3,500	16,297		22,324
Add (less):
Long lived asset impairments	1,584		—	2,112		502
Costs related to compliance assessments	1,546	(2)	—	1,546	(2)	(1,498)	(3)
Litigation recovery	—		—	(800)		—
Employee litigation matter	345		—	345		—
Gain on sale of senior living communities	(7,258)		—	(7,258)		—
Transaction costs	—		—	—		1,480
Gain on early extinguishment of debt	—		—	(143)		—
Adjusted EBITDA	$2,059		$3,500	$12,099		$22,808

(1)	2017 data includes Five Star's monetization of alternative minimum tax credits.

(2)	Consists of an estimated $0.9 million revenue reserve and $0.7 million of estimated penalties, compliance costs and professional fees related to the 2017 Compliance Assessment.

(3)	Consists of a $1.5 million reversal of revenue reserves and accrued liability for estimated penalties related to the 2014 Compliance Assessment.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three months ended December 31, (2)		Year ended December 31, (2)
	2017	2016	2017	2016
Senior living revenue:
Independent and assisted living community revenue (owned)(3)	$23,703	$23,886	$95,148	$94,404
Independent and assisted living community revenue (leased)(3)	108,330	107,804	434,111	434,217
Continuing care retirement community revenue (leased)	97,631	98,267	391,364	392,501
Skilled nursing facility revenue (leased)(4)	41,389	43,950	170,717	174,682
Ageility physical therapy revenue	8,185	7,073	30,836	27,454
Total senior living revenue (owned and leased)	$279,238	$280,980	$1,122,176	$1,123,258

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)(3)	$9,972	$10,034	$39,659	$39,689
Independent and assisted living community wages and benefits (leased)(3)	46,783	47,039	186,407	185,826
Continuing care retirement community wages and benefits (leased)	49,541	50,233	199,115	199,567
Skilled nursing facility wages and benefits (leased)	27,233	27,987	109,551	111,496
Ageility physical therapy wages and benefits	5,718	5,243	20,964	19,659
Insurance and other (5)	(1,282)	(1,867)	(4,594)	(2,927)
Total senior living wages and benefits (owned and leased)	$137,965	$138,669	$551,102	$553,310

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)(3)	$6,502	$6,187	$25,350	$24,863
Independent and assisted living community other operating expenses (leased)(3)	27,739	27,251	108,703	107,156
Continuing care retirement community other operating expenses (leased)	25,597	26,333	103,020	102,272
Skilled nursing facility other operating expenses (leased)(6)	11,748	11,176	46,766	45,084
Ageility physical therapy other operating expenses	625	360	2,055	1,448
Insurance and other (5)	2,089	661	7,525	3,710
Total senior living operating expenses (owned and leased)	$74,300	$71,968	$293,419	$284,533

(1)	Excludes data for managed communities and discontinued operations.

(2)
The number of owned and leased communities between January 1, 2016 and December 31, 2017 decreased by one due to the sale in September 2016 of one leased community that was not classified as held for sale and the sale of two senior living communities to SNH in December 2017 pursuant to the 2017 Transaction Agreement, partially offset by the leasing of two additional senior living communities from SNH in December 2016; separate comparable senior living community financial data is not presented because the differences between that data and the data for all owned and leased communities is not material to Five Star’s operating results.

(3)	Data presents the seven communities that were sold to SNH in June 2016 pursuant to a sale and leaseback transaction as leased for all periods presented.

(4)
Skilled nursing facility revenue for the three months and year ended December 31, 2017 includes an estimated $0.9 million revenue reserve related to the 2017 Compliance Assessment. Skilled nursing facility revenue for the year ended December 31, 2016 includes a $1.0 million reversal of revenue reserves related to the 2014 Compliance Assessment.

(5)
Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs.

(6)
Skilled nursing facility other operating expenses for the three months and year ended December 31, 2017 includes $0.7 million expense related to estimated penalties, compliance costs and professional fees for the 2017 Compliance Assessment. Skilled nursing facility other operating expenses for the year ended December 31, 2016 includes a $0.5 million reversal of accrued liability for estimated penalties related to the 2014 Compliance Assessment.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA(1)
(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
Independent and assisted living communities (owned):(2)(3)
Number of communities (end of period)	24	26	26	26	26
Number of units (end of period)(4)	2,474	2,703	2,703	2,703	2,703
Occupancy(4)	82.7%	82.9%	83.4%	83.6%	84.6%
Avg. monthly rate(5)	$3,408	$3,410	$3,427	$3,437	$3,346

Independent and assisted living communities (leased):(2)
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)(4)	10,507	10,537	10,537	10,536	10,567
Occupancy(4)	84.4%	84.6%	84.6%	85.0%	85.4%
Avg. monthly rate(5)	$3,978	$3,981	$4,006	$4,016	$3,925

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)(6)	7,159	7,163	7,172	7,171	7,171
Occupancy(4)	81.8%	81.6%	81.8%	82.9%	82.8%
Avg. monthly rate(5)	$5,433	$5,400	$5,490	$5,562	$5,391

Skilled nursing facilities (leased):
Number of communities (end of period)	30	30	30	30	30
Number of units (end of period)(4)(7)	2,602	2,602	2,602	2,601	2,601
Occupancy(4)	77.8%	80.1%	79.7%	79.8%	80.0%
Avg. monthly rate(5)	$6,721	$6,725	$6,973	$7,079	$6,977

Total senior living communities (owned and leased):
Number of communities (end of period)	213	215	215	215	215
Number of units (end of period)(4)	22,742	23,005	23,014	23,011	23,042
Occupancy(4)	82.6%	83.0%	83.1%	83.6%	83.9%
Avg. monthly rate(5)	$4,653	$4,648	$4,715	$4,756	$4,639

Managed communities:(3)
Number of communities (end of period)	70	68	68	68	68
Number of units (end of period)(4)(8)	9,043	8,807	8,806	8,798	8,788
Occupancy(4)	86.0%	85.8%	85.7%	86.0%	86.6%
Avg. monthly rate(5)	$4,254	$4,243	$4,297	$4,322	$4,222

Other ancillary services:
Ageility physical therapy inpatient clinics (end of period)	47	47	47	48	48
Ageility physical therapy outpatient clinics (end of period)	92	88	85	80	76
Home health communities served (end of period)	15	15	13	18	16

(1)	Excludes data for discontinued operations.

(2)	Data presents the seven communities that were sold to SNH in June 2016 pursuant to a sale and leaseback transaction as leased for all periods presented.

(3)
Occupancy and average monthly rate for the three months ended December 31, 2017 include data for the two senior living communities that were sold to SNH in December 2017 pursuant to the 2017 Transaction Agreement as owned until the time of sale and as managed from the time of sale through the end of the period.

(4)
Includes only living units categorized as in service. As a result, the number of living units may change from period to period for reasons other than the acquisition or disposition of senior living communities.

(5)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues divided by occupied units during the period, and multiplying it by 30 days.

(6)	Includes 1,916 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(7)	Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(8)	Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Independent and assisted living communities (owned):(2)
Private and other sources	99.2%	99.1%	99.0%	99.0%
Medicaid	0.8%	0.9%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):(2)
Private and other sources	98.9%	99.0%	99.0%	99.0%
Medicaid	1.1%	1.0%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.1%	73.2%	73.9%	73.8%
Medicare	18.4%	19.8%	18.9%	19.3%
Medicaid	7.5%	7.0%	7.2%	6.9%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	19.0%	24.6%	21.8%	25.5%
Medicare	18.9%	21.3%	20.5%	20.7%
Medicaid	62.1%	54.1%	57.7%	53.8%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.7%	77.6%	77.8%	78.2%
Medicare	9.5%	10.6%	10.0%	10.3%
Medicaid	12.8%	11.8%	12.2%	11.5%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

(2)	Data presents the seven communities that were sold to SNH in June 2016 pursuant to a sale and leaseback transaction as leased for all periods presented.

(end)